Exhibit 10.1

ZSPACE, INC.

AMENDMENT AND CONVERSION AGREEMENT

This Amendment and Conversion Agreement (this “Agreement”) is entered into effective as of May 16, 2022 (the “Effective Date”), by and between zSpace, Inc., a Delaware corporation (the “Company”), and bSpace Investments Limited (“bSpace”).

RECITALS

A. On December 4, 2020, the parties entered into that certain Amended and Restated Loan and Security Agreement (as amended to date, the “bSpace Loan Agreement”), which bSpace Loan Agreement, among other things, (i) has a principal amount outstanding of $31,500,000.00 as of the Effective Date (the “Principal Amount”), (ii) is subordinated to certain other Company indebtedness, (iii) is secured by Collateral (as defined therein), and (iv) provides for the payment of interest and certain fees and other amounts, including a Repayment Premium (as defined therein) of $47,250,000.00 when repaid in certain circumstances.

B. Pursuant to that certain Closing Fee Letter Agreement entered into in connection with the bSpace Loan Agreement dated December 4, 2020, between Gulf Islamic Investments LLC (“GII”) and the Company (the “Fee Letter”), the Company will owe GII an advisory fee, the right to which GII has assigned or will assign to bSpace.

C. As of March 15, 2023, and assuming accrual of interest at five percent (5%) for the period from January 1 to March 15, 2023, the total balance outstanding under the bSpace Loan Agreement and Fee Letter will be $90,471,944 (the “Balance”), which amount includes the Principal Amount, the Repayment Premium and other interest and fees thereunder.

D. On or about the date hereof, the Company will enter into that certain Agreement and Plan of Reorganization (as amended from time to time, the “Merger Agreement” with EdtechX Holdings Acquisition Corp. II. (a SPAC, as defined below) (“EdtechX”) and EXHAC Merger Sub I, Inc. and EXHAC Merger Sub II, LLC, each a wholly-owned subsidiary of EdtechX (“Merger Subs”), which Merger Agreement contemplates a SPAC Transaction (as defined below) pursuant to which Merger Sub I will, subsequent to the satisfaction of the conditions set forth therein, merge with and into the Company and after which the Company will be the surviving company of such merger and a wholly-owned subsidiary of EdtechX (the “First Merger”) and, subsequent to the First Merger, the Company (as the surviving corporation of the First Merger), shall merge with and into Merger Sub II and after which Merger Sub II will be the surviving entity of such merger and a wholly-owned subsidiary of EdtechX (the “Second Merger” and, together with the First Merger, the “Mergers”).

E. In connection with the Mergers, it is contemplated that bSpace will purchase 1,970,443 shares of EdtechX’s Class A common stock (the “EdtechX Shares”) at a purchase price of $10.15 per share of EdtechX and for an aggregate purchase price of $19,999,996.45 (the “PIPE Investment Amount”) in the form of a private investment in public equity as described in Section 3.11 of the Merger Agreement and on such other terms as shall be reasonably agreed by the parties prior to such purchase (the “PIPE Investment”).

F. It is a condition to the First Merger, that the Balance convert into fully paid and nonassessable shares of the Company’s capital stock and/or shares of EdtechX, or otherwise be repaid or cancelled, as set forth in this Agreement, and the parties to the bSpace Loan Agreement desire to support the consummation of the Mergers and desire to execute and deliver this Agreement in furtherance thereof.

G. The bSpace Loan Agreement provides that its terms may not be amended except in a writing signed by the Company and bSpace.

H. In connection with entry into this Agreement, the parties desire for the Company to cause the interest included in the Balance and the Repayment Premium to be fully paid and satisfied through issuance of the Preferred Shares, as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises and representations hereinafter set forth, the parties hereto agree as follows:

1. Definitions. The following definitions will apply for all purposes of this Agreement:

“Certificate of Incorporation” means the Company’s Amended and Restated Certificate of Incorporation (as amended from time to time).

“Preferred Shares” means a newly-authorized class of the Company’s preferred stock, which class (i) shall be non-voting for all purposes (including for clarity, no rights to vote for the election of the Company’s directors), (ii) shall be non-convertible, (iii) shall receive non-cumulative dividends in an amount equal to five percent (5%) of the original issue price per share when and only if declared by the Company’s Board of Directors (and, for the avoidance of doubt, with no participation rights with respect to any dividends payable with respect to the Company’s Common Stock), (iv) shall have a senior (to all existing classes and/or series of the Company), non-participating liquidation preference equal to the original issue price of $1,000.00 per share (which liquidation preference, for the avoidance of doubt and with respect to the Preferred Shares to be issued to bSpace, shall be equal to the Interest Payment Amount and the Conversion Amount (as those terms are defined below) in the aggregate) less any amounts paid in the form of dividends as contemplated by the preceding clause (iii), and (iv) shall be redeemable at the option of the holders of a majority of the outstanding Preferred Shares on or after March 15, 2023.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“SPAC” means a publicly traded special purpose acquisition company or other similar entity.

“SPAC Transaction” means a merger, acquisition or other business combination involving the Company and a SPAC following which the capital stock of the Company or the SPAC are listed on a national securities exchange or market.

2. Amendment of bSpace Loan Agreement. The Company and bSpace hereby irrevocably agree that the bSpace Loan Agreement will be amended, and hereby is amended in any and all ways necessary, to provide as follows:

(a) Existing Conversion Terms. The Repayment / Prepayment Provisions of the bSpace Loan Agreement are hereby amended to provide that, without regard to the completion of the Mergers, any shares of the Company’s capital stock issuable in a Required Conversion (as defined in the bSpace Loan Agreement) or upon any other conversion of all or any part of the amounts owed to bSpace under the bSpace Loan Agreement from time to time will not have any voting rights, including for clarity, no rights to vote for the election of the Company’s directors. The parties hereby acknowledge and agree that such capital stock is, and has at all times since the time of entry into the bSpace Loan Agreement, been intended by the Company and bSpace to be non-voting capital stock, and all references to such conversions in the bSpace Loan Agreement are hereby amended to refer to a non-voting class or series of capital stock. Furthermore, on or prior to the earlier of the Expiration Date (as defined below) or the termination of the Merger Agreement in accordance with its terms, the bSpace Loan Agreement shall be convertible into the Company’s capital stock only in accordance with the provisions of this Agreement.

(b) Payment of Interest and Repayment Premium Through the Issuance of Preferred Shares. Notwithstanding the provisions of the bSpace Loan Agreement, and without regard to the completion of the Mergers, within ninety (90) days following the Effective Date and provided that the Merger Agreement has not been terminated in accordance with its terms prior to such time and the Extension Proposal has been approved by the SEC and the stockholders of the Parent (as each such term is defined in the Merger Agreement), the Balance less the Principal Amount (the “Interest Payment Amount”) will automatically be cancelled and converted into 58,972 Preferred Shares (the “Payment in Kind”). In connection with and prior to the Payment in Kind, the Company and bSpace will take all such further corporate and other actions as are reasonably necessary to authorize the issuance of and create such Preferred Shares required for the Payment in Kind and the Conversion (as defined below), including, without limitation, by authorizing, approving and effecting an amendment to the Certificate of Incorporation. Furthermore, following the Payment in Kind, the Balance will be reduced automatically by the Interest Payment Amount without any further action on the part of the Company or bSpace. As soon as practicable following the Payment in Kind, the Company will issue to bSpace an electronic stock certificate for such Preferred Shares (with applicable legends as set forth below and as may be required under applicable securities laws and/or agreements between bSpace and the Company) and such Preferred Shares issued in connection with the Payment in Kind will be validly issued, fully paid and nonassessable.

(c) Conversion of Principal. Notwithstanding the provisions of the bSpace Loan Agreement, and as and by way of amendment thereto, as of and effective two (2) business days prior to anticipated closing of the First Merger (the “Closing”), so long as (and only if) the Closing is anticipated to occur prior to March 15, 2023 (the “Expiration Date”), $11,500,003.55 of the Balance (the “Conversion Amount”) shall be automatically cancelled and converted into 11,500 Preferred Shares (the “Conversion”) without any further action on the part of the Company or bSpace. Any interest, original issue discount or imputed interest with respect to the Balance (after giving effect to the Payment in Kind) shall be treated as part of the Conversion Amount. Following the Conversion, the Balance will be reduced automatically by the Conversion Amount without any further action on the part of the Company or bSpace. As soon as practicable following the Conversion, the Company will issue to bSpace an electronic stock certificate for the Preferred Shares issued in connection with the Conversion (with applicable legends as set forth below and as may be required under applicable securities laws and/or agreements between bSpace and the Company) and the Preferred Shares issued in connection with the Conversion will be validly issued, fully paid and nonassessable.

(d) PIPE Investment. Notwithstanding the provisions of the bSpace Loan Agreement, effective immediately prior to the Closing and subject to and contingent upon such Closing, as long as it occurs prior to the Expiration Date, the remaining Balance (after reduction by the Interest Payment Amount and the Conversion Amount) (the “Remaining Balance”) under the bSpace Loan Agreement will be reduced to $0 and the Remaining Balance amount instead will be credited and applied towards the payment of the PIPE Investment Amount on bSpace’s behalf in connection with bSpace’s PIPE Investment, which PIPE Investment bSpace hereby irrevocable agrees to consummate subject to the contemporaneous occurrence of the Closing. In furtherance of and in connection with the consummation of the PIPE Investment, bSpace agrees to execute a customary form of share purchase agreement with EdtechX and take any and all such further actions as may be reasonably necessary or advisable in connection therewith.

(e) Amendment of Interest and Repayment Premium. bSpace and the Company hereby acknowledge that the Balance contemplates interest calculated through the Expiration Date. Notwithstanding the provisions of the bSpace Loan Agreement, provided that the Closing, Conversion and PIPE Investment (with the allocation of credit per Section 2(d) above) occur prior to the Expiration Date, no further interest shall accrue under the bSpace Loan Agreement following the Effective Date other than as stipulated in the preceding sentence. Shall the Conversion, Closing and PIPE Investment not have occurred by the Expiration Date, the Balance (as reduced by the Payment in Kind if it has occurred) shall remain in place and interest shall be accrued on the Principal Amount in accordance with the terms of the bSpace Loan Agreement, effective as of the Expiration Date. Furthermore, upon the effectiveness of the Payment in Kind, the Company will be deemed to have satisfied its obligations with respect to the Repayment Premium in full and shall have no further obligations with respect thereto irrespective of any future event that may occur that otherwise would have triggered an obligation to pay the Repayment Premium.

(f) Adjustments to the Shares. The number of Preferred Shares will be automatically and proportionally adjusted, and without any requirement of consideration therefor, to reflect any stock dividend, stock split, reverse stock split, conversion or other similar event affecting the Preferred Shares before the Payment in Kind and Conversion, as applicable. The number of EdtechX Shares will be automatically and proportionally adjusted, and without any requirement of consideration therefor, to reflect any stock dividend, stock split, reverse stock split, conversion or other similar event affecting the EdtechX Shares before the consummation of the PIPE Investment, and the purchase price therefor will be proportionately adjusted.

(g) Acknowledgments; Waiver; Consent. Upon the completion of the Payment in Kind, Conversion and the PIPE Investment as contemplated hereby, (i) all of the Company’s Obligations (as defined in the bSpace Loan Agreement) and any other obligations and liabilities under the bSpace Loan Agreement or any Loan (as defined therein) thereunder will be discharged and released in full without any further action on the part of the Company or bSpace; (ii) bSpace will not be entitled to any further consideration in respect of the bSpace Loan Agreement or any Loan thereunder; (iii) the bSpace Loan Agreement and any Loan thereunder will be cancelled and extinguished and of no further force or effect (other than as contemplated by the bSpace Loan Agreement with respect to Section 9.2 thereof); (iv) the security interest granted to bSpace under the bSpace Loan Agreement with respect to the Collateral (as defined therein) will terminate automatically without any further action on the part of the Company or bSpace; (v) the Company is authorized to take any and all actions to evidence the termination of the security interest described in clause (iv) hereof; and (vi) bSpace will execute and deliver, or cause to be executed and delivered all such documents and/or instruments, and will take or cause to be taken such further or other action as is reasonably necessary or desirable in order to carry out the intent and purpose of clause (iv) hereof. The representations, warranties, covenants and acknowledgements made in this Agreement are made with the intention that they may be relied upon by the Company in determining bSpace’s eligibility to purchase the Preferred Shares under applicable securities laws. bSpace further agrees that by accepting the Preferred Shares it will be representing and warranting that such representations, warranties, acknowledgements and covenants are true as of the date of the Payment in Kind and Conversion with the same force and effect as if they had been made by bSpace on the date of such Payment in Kind and Conversion, as applicable. Furthermore, upon the completion of the Payment in Kind, Conversion and PIPE Investment, the Company and bSpace will each be deemed to have waived, and released the other party from obligations with respect to, any and all rights to notice, consent, deliverables or other procedural requirements under the bSpace Loan Agreement whether related to the Payment in Kind, Conversion and PIPE Investment or otherwise. To the extent the bSpace Loan Agreement calls for consent to any of the transactions contemplated by this Agreement, the Merger Agreement, and any and all other agreements referenced or contemplated herein or therein, such consent is hereby delivered, or the consent requirement waived and relinquished, by bSpace upon the effectiveness of this Agreement.

(h) Securities Law Representations. bSpace represents, as of the Effective Date and also at the time of the Payment in Kind and Conversion, that:

(i) Purchase for Own Account. The Preferred Shares are being or will be acquired for investment for bSpace’s own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act, and bSpace has no present intent to sell, grant any participation in, or otherwise distribute the same.

(ii) Investment Experience. bSpace understands that the purchase of the Preferred Shares involves substantial risk. bSpace (i) has experience as an investor in securities of private companies that are similar to the Company and acknowledges that bSpace is able to fend for itself, can bear the economic risk of bSpace’s investment in the Preferred Shares and has such knowledge and experience in financial or business matters that bSpace is capable of evaluating the merits and risks of this investment in the Preferred Shares and protecting its own interests in connection with this investment, and (ii) has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables bSpace to be aware of the character, business acumen and financial circumstances of such persons.

(iii) Accredited Investor Status. bSpace is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act.

(iv) Restricted Securities. bSpace understands that the Preferred Shares are characterized as “restricted securities” under the Securities Act, and Rule 144 promulgated thereunder inasmuch as they will be acquired from the Company in a transaction not involving a public offering, and that under the Securities Act and applicable regulations thereunder, the Preferred Shares may be resold without registration under the Securities Act only in certain limited circumstances. bSpace is familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. bSpace understands that the Company is under no obligation to register any of the Preferred Shares, except as explicitly contemplated by the Merger Agreement. bSpace understands that no public market now exists for any of the Preferred Shares and that it is uncertain whether a public market will ever exist for the Preferred Shares.

(v) No Solicitation. At no time was bSpace presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Preferred Shares.

(vi) Foreign Investors. bSpace has satisfied itself as to the full observance of the laws of its jurisdiction in connection with the offer, sale and purchase of the Preferred Shares and the transactions contemplated by this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Preferred Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Preferred Shares. bSpace’s purchase of and continued beneficial ownership of the Preferred Shares will not violate any applicable securities or other laws of bSpace’s jurisdiction.

(vii) Foreign Investment Regulations. bSpace represents that any consideration to be transferred for Preferred Shares pursuant to this Agreement does not derive from activity that is or was contrary to law or from a person or location that is or was the subject of a United States embargo or other economic sanction and that no consideration to be paid for the Preferred Shares in accordance with this Agreement will provide the basis for liability for any person under United States anti-money laundering laws or economic sanctions laws. bSpace further represents that neither bSpace nor any of its nominees or affiliates is on the specially designated OFAC list or similar European Union watch list.

(viii) Legends. bSpace understands and agrees that the certificates evidencing the Preferred Shares will bear legends substantially similar to those set forth below in addition to any other legend that may be required by applicable law, by the Certificate of Incorporation or the Company’s bylaws, or by any agreement between the Company and bSpace:

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

The legend set forth above shall be removed by the Company from any certificate evidencing the Preferred Shares upon delivery to the Company of an opinion of counsel, reasonably satisfactory to the Company, that a registration statement under the Securities Act is at that time in effect with respect to the Preferred Shares or that such security can be freely transferred in a public sale (other than pursuant to Rule 144 or Rule 145 under the Securities Act) without such a registration statement being in effect and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which the Company issued the Preferred Shares. The Company may impose stop-transfer instructions on the Preferred Shares in accordance with the foregoing restrictions.

(i) Authority; Binding Effect. By signing below, both parties agree and acknowledge that such party (i) has all requisite power, right and authority to enter into this Agreement and to consummate each of the transactions contemplated hereby, (ii) has duly taken, or will take at the applicable time, all corporate or other entity actions necessary to authorize the transactions contemplated by this Agreement, and (iii) the persons executing and delivering this Agreement on behalf of each party are duly authorized to do so. Other than as expressly contemplated hereby, neither bSpace nor the Company has assigned any of its rights or obligations under the bSpace Loan Agreement, including with respect to payment of the Balance.

(j) Consent to Amendment of the Merger Agreement. The Company shall not amend, and shall not permit any amendment, to the Merger Agreement in a manner inconsistent with this Agreement or detrimental to bSpace without bSpace’s prior written consent (not to be unreasonably withheld or delayed).

3. Taxes.

(a) Withholding. As contemplated by Section 11.5 of the bSpace Loan Agreement, bSpace acknowledges that the Payment in Kind will constitute a payment of interest for U.S. federal income tax purposes that is potentially subject to withholding Tax (as defined in the bSpace Loan Agreement) and, as such, bSpace will deliver to the Company, on or prior to the Payment in Kind, IRS Form W-8 and a U.S. Tax Compliance Certificate in substantially the form that was attached to the bSpace Loan Agreement as Schedule J. If bSpace has provided such IRS Form W-8 and U.S. Tax Compliance Certificate that is effective as of the applicable payment date, the Company shall not withhold any Tax in connection with the Payment in Kind, the Conversion, or the PIPE Investment, except as otherwise required by a change in applicable law after the date hereof. Upon the Company’s request, bSpace shall provide an updated U.S. Tax Compliance Certificate effective as of the date of the Conversion or PIPE Investment, as the case may be. In the case of any withholding required by a change in applicable law after the date hereof, the Company shall provide bSpace with written notice at least five (5) business days prior to the requirement to withhold, and the Company and bSpace shall cooperate in good faith to reduce or eliminate any such withholding.

(b) The parties intend that the Preferred Shares be treated as stock described in Section 1563(c)(1)(A) of the Internal Revenue Code of 1986, as amended (the “Code”), and each party shall file all Tax returns and reports consistent with, and take no position inconsistent with, such treatment (whether in audits, Tax returns or otherwise) unless there is a change in applicable law or unless required to do so pursuant to a “determination” within the meaning of Section 1313(a) of the Code.

(c) Other Consequences. bSpace has reviewed with its own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. bSpace has relied solely on such advisors and not on any statements or representations of the Company, the Company’s counsel, or any of the Company’s agents. bSpace understands that it (and not the Company) will be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

4. Condition to Performance of Obligations. Unless waived by the applicable party to which such condition is owed, the obligations of the parties under this Agreement are subject to (i) each of the representations and warranties made by each party hereto in Section 2 being true and complete on and as of the date of Payment in Kind and Conversion with the same effect as though such representations and warranties had been made at the time of such Payment in Kind and Conversion, (ii) execution and delivery by bSpace of any consents and agreement(s) reasonably requested in order to effect the Payment in Kind, Conversion and PIPE Investment, (iii) delivery by bSpace and the Company, as applicable, of the forms referenced in Section 3 hereof and confirmation that such forms remain true and correct at the time of the Payment in Kind, Conversion and PIPE Investment, and (iv) due execution and delivery by bSpace to the Company of the Company Stockholder Support Agreement, in substantially the form attached hereto as Exhibit A, upon the Payment in Kind. Promptly following the Payment in Kind, Conversion and PIPE Investment, bSpace shall authorize, execute and deliver, or cause to be executed and delivered, in each case at the sole expense of the Company, releases, termination statements, certificates, instruments, notices, filings, registrations or other documents, as the Company or its designees may from time to time reasonably request, to effectuate, or reflect on public record, the termination of the bSpace Loan Agreement and the release and discharge of all such liens, security interests and other rights in favor of the bSpace in connection therewith.

5. General Provisions.

(a) Successors and Assigns; Assignment. Except as otherwise provided in this Agreement, this Agreement, and the rights and obligations of the parties hereunder, will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators and legal representatives. This Agreement is not assignable by bSpace without the prior written consent of the Company.

(b) Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to that body of laws pertaining to conflict of laws.

(c) Further Assurances. bSpace and the Company will execute and deliver, or cause to be executed and delivered all such documents and/or instruments, and will take or cause to be taken such further or other action as is reasonably necessary or desirable in order to carry out the intent and purpose of this Agreement.

(d) Enforceability. In case any provision of this Agreement is declared invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

(e) Titles and Headings. The titles, captions and headings of this Agreement are included for ease of reference only and will be disregarded in interpreting or construing this Agreement. Unless otherwise specifically stated, all references herein to “sections” will mean “sections” in this Agreement

(f) Entire Agreement. This Agreement, and the documents referred to herein, constitute the entire agreement and understanding of the parties with respect to the subject matter of this Agreement, and supersede all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.

(g) Amendment and Waivers. This Agreement may be amended only by a written agreement executed by each of the Company and bSpace. No amendment or waiver of, or modification of any obligation under this Agreement will be enforceable unless set forth in a writing signed by the party against which enforcement is sought. Any amendment effected in accordance with this Subsection will be binding upon all parties hereto and each of their respective successors and assigns. No delay or failure to require performance of any provision of this Agreement will constitute a waiver of that provision as to that or any other instance. No waiver granted under this Agreement as to any one provision herein will constitute a subsequent waiver of such provision or of any other provision herein, nor will it constitute the waiver of any performance other than the actual performance specifically waived.

(h) Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together will constitute one and the same agreement.

(i) Electronic Signatures. Signature pages may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any signature page so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(j) RELEASE OF CLAIMS. FOR AND IN CONSIDERATION OF BSPACE’S AGREEMENTS CONTAINED HEREIN, THE COMPANY, TOGETHER WITH ITS, SUCCESSORS AND ASSIGNS (INDIVIDUALLY AND COLLECTIVELY, “RELEASORS”) HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER WAIVES AND DISCHARGES BSPACE AND EACH OF ITS RESPECTIVE PARENTS, DIVISIONS, SUBSIDIARIES, AFFILIATES, MEMBERS, MANAGERS, PARTICIPANTS, PREDECESSORS, SUCCESSORS, AND ASSIGNS, AND EACH OF THEIR RESPECTIVE CURRENT AND FORMER DIRECTORS, OFFICERS, SHAREHOLDERS, MEMBERS, MANAGERS, PARTNERS, AGENTS, AND EMPLOYEES, AND EACH OF THEIR RESPECTIVE PREDECESSORS, SUCCESSORS, HEIRS, AND ASSIGNS (INDIVIDUALLY AND COLLECTIVELY, THE “RELEASED PARTIES”) FROM ALL POSSIBLE CLAIMS, COUNTERCLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES AND LIABILITIES WHATSOEVER, WHETHER KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT OR CONDITIONAL, OR AT LAW OR IN EQUITY, IN ANY CASE ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE EFFECTIVE DATE THAT ANY OF THE RELEASORS MAY NOW HAVE AGAINST THE RELEASED PARTIES, IF ANY, IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, INCLUDING WITHOUT LIMITATION ARISING DIRECTLY OR INDIRECTLY FROM THE BSPACE LOAN AGREEMENT, ANY PRIOR OR EXISTING LOANS BETWEEN RELEASORS ANY RELEASED PARTIES, ANY OF THE LOAN DOCUMENTS (AS DEFINED IN THE BSPACE LOAN AGREEMENT), THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER ANY OF THE LOAN DOCUMENTS, AND/OR NEGOTIATION FOR AND EXECUTION OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE. EACH OF THE RELEASORS WAIVES THE BENEFITS OF ANY LAW INCLUDING SECTION 1542 OF THE CALIFORNIA CIVIL CODE, WHICH MAY PROVIDE IN SUBSTANCE: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN ITS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY IT MUST HAVE MATERIALLY AFFECTED ITS SETTLEMENT WITH THE DEBTOR.”

(k) Surviving Indemnification. Notwithstanding anything to the contrary herein, the indemnification provisions of section 9.2 of the bSpace Loan Agreement shall apply to this Agreement as if it were a Loan Document (as defined in the bSpace Loan Agreement) and shall survive termination of the bSpace Loan Agreement and this Agreement.

[Signature Page Follows]

In Witness Whereof, the undersigned have executed this Amendment and Conversion Agreement as of the date and year first written above.

COMPANY:

zSpace, Inc.

By:	/s/ Paul Kellenberger
Name:	Paul Kellenberger
Title:	Chief Executive Officer

BSPACE:

bSpace Investments Limited

By:	/s/ Mohammed Al Hassan
Name:	Mohammed Al Hassan
Title:	Authorized Signatory

By:	/s/ Siddarth Sanghi
Name:	Siddarth Sanghi
Title:	Authorized Signatory

Signature Page to zSpace, Inc. Amendment and Conversion Agreement

Exhibit A

Form of Company Stockholder Support Agreement